Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3

(Form Type)

Vapotherm, Inc.

SLP Capital Partners, LLC

SLR Investment Corp.

SCP Private Credit Income Fund LP

SCP Private Credit Income Fund SPV LLC

SCP Private Credit Income BDC LLC

SCP Private Credit Income BDC SPV LLC

SCP Private Corporate Lending Fund LP

SCP Private Corporate Lending Fund SPV LLC

SCP Cayman Debt Master Fund LP

SCP Cayman Debt Master Fund SPV LLC

SCP SF Debt Fund LP

SLR CP SF Debt Fund SPV LLC

SLR HC Onshore Fund LP

SLR HC Fund SPV LLC

SLR HC BDC LLC

SLR HC BDC SPV LLC

(Exact name of registrant and name of persons filing statement)

Table 1 – Transaction Valuation

	Transaction valuation(1)	Fee rate	Amount of filing fee
Fees to be Paid	$14,956,474.71(2)	0.00014760	$2,207.58(3)
Fees Previously Paid	—		—
Total Transaction Valuation	$14,956,474.71
Total Fees Due for Filing			$2,207.58
Total Fees Previously Paid			—
Total Fee Offsets			$2,207.58(4)
Net Fee Due			—

Table 2 – Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Fee paid with fee offset source
Fee Offset Claims		PREM14A	001-38740	July 8, 2024		$2,207.58
Fee Offset Sources	Vapotherm, Inc.	PREM14A	001-38740		July 8, 2024		$2,207.58

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(1)	Title of each class of securities to which the transaction applies: Vapotherm, Inc. common stock, par value $0.001 per share (the “Common Stock”).

(2)

Aggregate number of securities to which the transaction applies: As of the close of business on June 28, 2024, the maximum number of shares of Common Stock to which this transaction applies is estimated to be 7,026,676, which consists of:

(i)

5,680,980 issued and outstanding shares of Common Stock that will receive $2.18 per share (the “Per Share Merger Consideration”) pursuant to the Agreement and Plan of Merger, dated as of June 17, 2024, among Veronica Holdings, LLC, Veronica Intermediate Holdings, LLC, Veronica Merger Sub, Inc., and the Company (the “Cash-Out Shares”);

(ii)	393,299 shares of Common Stock underlying outstanding and unexercised stock options with an exercise price less than the Per Share Merger Consideration (the “In-The-Money Options”);

(iii)	706,182 shares of Common Stock underlying restricted stock units;

(iv)	19,917 shares of Common Stock underlying performance stock units, assuming target performance; and

(v)

226,298 shares of Common Stock underlying outstanding and unexercised warrants with an exercise price less than the Per Share Merger Consideration and excluding the warrants subject to the SLR Rollover Agreement, dated as of June 17, 2024, among Veronica Holdings, LLC, Veronica Intermediate Holdings, LLC, and each of the persons identified as a holder on the signature pages thereto (the “In-The-Money Warrants”).

(3)

Per unit price or other underlying value of the transaction computed pursuant to Rule 0-11 of the Securities Exchange Act of 1934, as amended: Solely for the purpose of calculating the filing fee, as of the close of business on June 28, 2024, the underlying value of the transaction was calculated as the sum of:

(i)	5,680,980 Cash-Out Shares multiplied by the Per Share Merger Consideration;

(ii)

393,299 shares of Common Stock underlying the In-The-Money Options multiplied by $1.27 (which is the excess of the Per Share Merger Consideration over $0.951, the exercise price of such stock options);

(iii)	706,182 shares of Common Stock underlying restricted stock units multiplied by the Per Share Merger Consideration;

(iv)	19,917 shares of Common Stock underlying performance stock units, assuming target performance, multiplied by the Per Share Merger Consideration; and

(v)

226,298 shares of Common Stock underlying the In-The-Money Warrants multiplied by $2.17 (which is the excess of the Per Share Merger Consideration over $0.008, the exercise price of such stock options).

The sum of (i) through (v) is collectively the “Total Consideration.” In accordance with Section 14(g) of the Exchange Act, the filing fee equals the Total Consideration multiplied by 0.00014760.

(4)	The Company previously paid $2,207.58 upon the filing of its Preliminary Proxy Statement on Schedule 14A on July 8, 2024 in connection with the transaction reported hereby.